UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TOPPOINT HOLDINGS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below in exhibit required by Item 25(b) Exchange Act Rules 14a-6(i)(14) and 0-11.

1250 Kenas Road
North Wales, PA 19454

NOTICE OF POSTPONEMENT OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

We hereby notify you that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Toppoint Holdings Inc., a Nevada corporation (the “Company”), originally scheduled to be held as a virtual meeting via live webcast at 10:00 a.m., Eastern time, on August 24, 2026, has been postponed and will now be held at 10:00 a.m., Eastern time, on September 8, 2026 at the same web address, www.virtualshareholdermeeting.com/TOPP2026.

No changes have been made to the record date, the location of the meeting or the proposals to be brought before the Annual Meeting, which are presented in the proxy statement that we made available to you on or about August 28, 2026 (the “Proxy Statement”).

The Company has decided to postpone the Annual Meeting to provide stockholders with additional time to receive and review the proxy materials and submit their votes.

If the Company’s records show that you were a stockholder of record as of the close of business on August 7, 2026, the record date for the Annual Meeting, you can vote your shares of common stock at the Annual Meeting and any adjournments or further postponements thereof.

Stockholders, whether or not they expect to be present at the Annual Meeting, are requested to authorize a proxy to vote their shares electronically via the internet, by telephone or by completing and returning a proxy card. Voting instructions are provided on your proxy card and included in the Proxy Statement. Any person giving a proxy has the power to revoke it at any time prior to the Annual Meeting and stockholders who participate at the Annual Meeting may withdraw their proxies and vote online.

A revised proxy card reflecting the postponed date of the Annual Meeting accompanies this notice. Stockholders who have not yet voted are encouraged to vote using the revised proxy card or the internet or telephone voting instructions provided therein. If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you. If you have already submitted your proxy and wish to change your vote, you may do so or revoke your proxy at any time before it is voted at the Annual Meeting by following the instructions provided in the proxy card and Proxy Statement previously made available to you.

By Order of the Board of Directors,

/s/ Hok C Chan
Hok C Chan
Chief Executive Officer and Chairman of the Board of Directors
August 24, 2026
North Wales, PA

SCAN TO
VIEW MATERIALS & VOTE

TOPPOINT HOLDINGS INC.
1250 KENAS ROAD
NORTH WALES, PA 19454

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TOPP2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02787-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TOPPOINT HOLDINGS INC.

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. To approve at the discretion of our Board of Directors (the "Board"), one or more reverse stock splits over the course of the next three years with respect to our issued and outstanding common stock, par value $0.0001 per share, including any common stock held by the Company as treasury shares, at any time prior to or on August 24, 2029, at a ratio of 1-for-2 to 1-for-900 (the "Range") provided that the aggregate splits will not exceed 1-for-900, with the ratio within such Range to be determined at the discretion of our Board (or any of its delegated authorized persons) without further approval or authorization of our stockholders and included in a public announcement;	☐	☐	☐
2. To approve the reincorporation of the Company from the State of Nevada to the State of Delaware by conversion;	☐	☐	☐
3. To approve a proposal to amend our Articles of Incorporation to increase the number of authorized shares of our common stock, par value $0.0001 per share, from 300,000,000 to 1,000,000,000 shares;	☐	☐	☐

4. To approve a proposal to elect the below nominees to serve on the Company's Board until the Company's 2027 annual stockholders meeting and until their successors are duly elected and qualified:

Nominees:	For	Withhold
4a. Hok C Chan	☐	☐
4b. Pei Zhang	☐	☐
4c. Chung Ming Bruce Hui	☐	☐
4d. Anthony Kwong	☐	☐
4e. Christy Tarala	☐	☐

	For	Against	Abstain
5. To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes to approve Proposals 1 through 4.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and our 2025 Annual Report on Form 10-K are available at www.proxyvote.com.

T02788-TBD

TOPPOINT HOLDINGS INC.
ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 08, 2026 10:00 A.M. ET
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Hok C Chan and Pei Zhang, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TOPPOINT HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. ET, on September 08, 2026, virtually at www.virtualshareholdermeeting.com/TOPP2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side